UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2022

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMP	NASDAQ Capital Market

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2022 annual meeting of stockholders (the “Meeting”) of Adamis Pharmaceuticals Corporation (the “Company”) was reconvened virtually on September 8, 2022, to consider and vote on a proposal to adopt and approve an amendment to the Company’s Restated Certificate of Incorporation and authorize the Board of Directors of the Company (the “Board”), in its sole discretion, to effect a reverse stock split of the outstanding shares of Common Stock at any time on or before December 31, 2022, at a reverse stock split ratio ranging from 1-for-2 to 1-for-15, as determined by the Board at a later date (the “Reverse Stock Split Proposal”).

At the reconvened Meeting, the stockholders voted on the Reverse Stock Split Proposal, which is described as Proposal 2 in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 7, 2022 (the “Proxy Statement”). Each share of common stock of the Company (“Common Stock”) outstanding on the record date for the Meeting and present either by attendance via live webcast or by proxy was entitled to one vote per share on the Reverse Stock Split Proposal, and each of the 3,000 shares of Series C Convertible Preferred Stock of the Company (“Series C Preferred”), constituting 100% of the outstanding shares of Series C Preferred, outstanding on the record date for the Meeting, all of which were present by proxy at the Meeting, were entitled to 1,000,000 votes per share with respect to the Reverse Stock Split Proposal. As described in the Proxy Statement, shares of Series C Preferred may only vote on the Reverse Stock Split Proposal (and any related proposal to adjourn the meeting to solicit additional proxies with respect to such proposal), vote with the Common Stock as a single class, and are, to the extent cast, voted in the same proportion as the aggregate shares of Common Stock (excluding any shares of Common Stock that are not voted) are voted on the Reverse Stock Split Proposal.

The final results for each of the matters considered at the reconvened Meeting are as set forth below.

1.	Proposal to adopt and approve a proposed amendment to the Company’s Restated Certificate of Incorporation and authorize the Board of Directors of the Company (the “Board”), in its sole discretion, to effect a reverse stock split of the outstanding shares of Common Stock at any time on or before December 31, 2022, at a reverse stock split ratio ranging from 1-for-2 to 1-for-15, as determined by the Board at a later date:

With respect to the shares of Common Stock present in person or by proxy at the Meeting, votes “For” were 40,947,584; votes “Against” were 48,918,471; votes abstaining or withheld were 299,098, and there were no broker non-votes. Including the votes of the Series C Preferred, voting results were as follows:
Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
1,407,901,458	1,681,964,597	299,098	--

The proposal was not approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: September 12, 2022	By:	/s/ David C. Benedicto
	Name:	David C. Benedicto
	Title:	Chief Financial Officer

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